UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 5, 2008

American Superconductor Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19672	04-2959321
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

64 Jackson Road, Devens, MA	01434
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 842-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On April 4, 2005, American Superconductor Corporation (the “Company”) issued to TM Capital Corp. (“TM Capital”) a common stock purchase warrant for 200,000 shares of the Company’s common stock, exercisable for a five-year term, with an exercise price of $9.50 per share (the “Warrant”). TM Capital subsequently assigned its rights under the Warrant to Provident Premier Master Fund, Ltd. (“Provident”).

On August 5 and 6, 2008, Provident exercised the right to purchase the entire 200,000 shares of Company common stock under a cashless exercise provision of the Warrant. In turn, the Company issued a total of 148,387 shares of Company common stock to Provident.

In connection with the exercise of the Warrant, the Company expects to record a $1.1 million gain in the quarter ended September 30, 2008 associated with revaluing the accrued warrant liability as of August 6, 2008. After the quarter ended September 30, 2008, there will be no further financial impact related to this Warrant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SUPERCONDUCTOR CORPORATION

Date: August 7, 2008

By:  /s/  David A. Henry

        David A. Henry

        Senior Vice President and Chief Financial Officer